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                                                                    EXHIBIT 23.1


                         CONSENT OF ARTHUR ANDERSEN LLP

As independent public accountants, we hereby consent to the incorporation of our report dated February 6, 1998 on the financial statements of Mustang Software, Inc. (the "Company") from the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997 and to all references to our firm included in or made a part of its Registration Statement on Form S-3.


                                             /s/ Arthur Andersen LLP

                                             ARTHUR ANDERSEN LLP

Los Angeles, California
October 30, 1998